    As filed with the Securities and Exchange Commission on July 26, 1999
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                           NATIONAL MERCANTILE BANCORP
             (Exact name of registrant as specified in its charter)

            California                                      95-3819685
   (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                      Identification No.)

         1840 Century Park East                               90067
        Los Angeles, California                            (Zip code)
(Address of principal executive offices)

                                 ---------------

                           NATIONAL MERCANTILE BANCORP
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------

                               SCOTT A. MONTGOMERY
                      President and Chief Executive Officer
                           National Mercantile Bancorp
                             1840 Century Park East
                          Los Angeles, California 90067
                     (Name and address of agent for service)

                                 (310) 277-2265
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               ALAN B. SPATZ, ESQ.
                      Troop Steuber Pasich Reddick & Tobey
                       2029 Century Park East, 24th Floor
                       Los Angeles, California 90067-3010
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                            Proposed                Proposed
                                       Amount                Maximum                 Maximum              Amount of
      Title of Securities              to be             Offering Price             Aggregate            Registration
        to be Registered           Registered (1)         Per Share(2)           Offering Price              Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, without par value        65,000                 $4.66                $302,900.00              $85.00
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the 1996 Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low sales prices of the Common Stock as reported on the NASDAQ SmallCap Market System on July 21, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

         On August 7, 1997, National Mercantile Bancorp (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-33095) (the "Prior Registration Statement") relating to shares of the Registrant's Common Stock, without par value, to be issued pursuant to the Registrant's 1996 Stock Incentive Plan, as amended (the "Plan"). The Prior Registration Statement currently is effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           EXHIBITS.


  Exhibit
  Number          Description
  --------        -----------
     5.1          Opinion of Troop Steuber Pasich Reddick & Tobey, LLP
    23.1          Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1)
    23.2          Consent of Arthur Andersen LLP
    24.1          Power of Attorney (included on signature page)
    99.1          National Mercantile Bancorp 1996 Stock Incentive Plan, as amended


                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 26th day of July, 1999.

                                     NATIONAL MERCANTILE BANCORP


                                     By  /s/ SCOTT A. MONTGOMERY
                                         -------------------------------------
                                         Scott A. Montgomery
                                         President and Chief Executive Officer


                                     By  /s/ JOSEPH W. KILEY III
                                         -------------------------------------
                                         Joseph W. Kiley III
                                         Executive Vice President and
                                         Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Montgomery and Joseph
W. Kiley III his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                              TITLE                                                DATE
/s/ ROBERT E. GIPSON                     Chairman of the Board                                   July 26, 1999
-------------------------------
Robert E. Gipson


/s/ ROBERT E. THOMSON                    Vice Chair                                              July 26, 1999
----------------------------
Robert E. Thomson


/s/ SCOTT A. MONTGOMERY                  Director, President and Chief Executive Officer         July 26, 1999
----------------------------             (Principal Executive Officer)
Scott A. Montgomery


/s/ JOSEPH W. KILEY III                  Director, Executive Vice President and                  July 26, 1999
----------------------------             Chief Financial Officer
Joseph W. Kiley III                      (Principal Financial and Accounting Officer)


/s/ DONALD E. BENSON                     Director                                                July 26, 1999
----------------------------
Donald E. Benson


/s/ JOSEPH N. COHEN                      Director                                                July 26, 1999
----------------------------
Joseph N. Cohen


/s/ ALAN GRAHM                           Director                                                July 26, 1999
----------------------------
Alan Grahm


/s/ ANTOINETTE HUBENETTE, M.D.           Director                                                July 26, 1999
------------------------------
Antoinette Hubenette, M.D.


/s/ DION G. MORROW                       Director                                                July 26, 1999
------------------------
Dion G. Morrow


/s/ CARL R. TERZIAN                      Director                                                July 26, 1999
---------------------------
Carl R. Terzian

                                      II-3

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
-------
5.1               Opinion of Troop Steuber Pasich Reddick & Tobey, LLP
23.1              Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1)
23.2              Consent of Arthur Andersen, LLP
24.1              Power of Attorney (included on signature page)
99.1              National Mercantile Bancorp 1996 Stock Incentive Plan, as amended


                                      II-4